Charles Prince of Citigroup Elected to Johnson & Johnson Board of Directors

Source: PR Newswire Date: February 13, 2006

NEW BRUNSWICK, N.J., Feb. 13 /PRNewswire-FirstCall/ -- Charles
Prince, Chief Executive Officer of Citigroup, today was elected to the Board of Directors of Johnson & Johnson (NYSE: JNJ), the world's most broadly based health care products company.

In his capacity as Chief Executive Officer, Mr. Prince serves as a member of the Citigroup Management Committee as well as on the Company's Board of Directors.

"As a sitting CEO of a major multi-national company, Chuck brings considerable understanding and insight of the complex issues that face global corporations today," said Johnson & Johnson Chairman and Chief Executive Officer William C. Weldon. "His business acumen and breadth of experience will make an enormous contribution to Johnson & Johnson."

Prior to becoming Chief Executive Officer in 2003, Mr. Prince served as Chairman and CEO of Citigroup's Global Corporate and Investment Bank and was previously Chief Operating Officer of Citigroup since 2001. He also served as General Counsel to Citigroup and its predecessor companies, acting as the lead counsel on all merger, acquisition and other transactions.

Mr. Prince began his career as an attorney at U.S. Steel
Corporation in 1975 and in 1979 joined Commercial Credit
Company, a predecessor company to Citigroup.

SOURCE Johnson & Johnson

CONTACT: Jeffrey J. Leebaw, +1-732-524-3350, for Johnson &
Johnson